INTERNAL USE ONLY

                                                               Wealth Management
                                                               IFS Policy Manual

COMP-202 CODE OF ETHICS FOR PERSONAL SECURITIES TRADING

                                                       Revised: November 1, 2013
--------------------------------------------------------------------------------

OVERVIEW

Regulation 9.5 governing fiduciary activities of national banks requires the adoption of written a code of ethics containing provisions reasonably necessary to prevent its employees from engaging in any self dealing or conflict of interest, or using material inside information in connection with any decisions or recommendations to buy or sell a security. Regulation 12.7 requires investment personnel to report personal holdings and transactions of securities, and each national bank to maintain record of the reports.

It is the obligation of IFS team members, and certain other team members as applicable, to ensure that all personal securities transactions be conducted in a manner consistent with regulation, this Policy, COMP-P202: CODE OF ETHICS FOR PERSONAL SECURITIES TRADING PROCEDURES, and Wells Fargo's Corporate CODE OF ETHICS AND BUSINESS CONDUCT policies and guidelines. Team members with securities license(s) are further subject to the policies and procedures set forth by their associated broker dealer; however, the implementation of any affiliates' policies in lieu of IFS policy is not permitted.

Information filed with Compliance, pursuant to this policy, shall be kept confidential, provided that such information is subject to review by appropriate Senior Management, Wells Fargo Audit Services and/or legal counsel where deemed necessary. Such information may also be provided to external Federal or State regulators, agencies, auditors and/or agents acting on their behalf and pursuant to the requesting agency's authority.

DEFINITIONS

This policy should be read in conjunction with APPENDIX A, which includes additional definitions and explanations of ITALICIZED terms throughout this Policy.

COVERED PERSONNEL: All IFS team members, and certain non-IFS team members, dependent on their systems access. Covered Personnel are further categorized as follows:

     o NON-INVESTMENT PERSONNEL: Do not make investment decisions for managed accounts and do not have access to trading systems. This typically includes Trust Associates, Trust Administrators, Trust & Fiduciary Specialist, Wealth Advisors, etc.

     o INVESTMENT PERSONNEL: Are involved with the investment management of managed accounts and have access to trading systems and investment research information. This typically includes Investment Associates, Investment Strategists, Investment Specialists, PSG/MDS Managers, Traders, etc.

     o INVESTMENT RESEARCH PERSONNEL: Are directly involved in investment research groups or functions. This typically includes Research Analysts.

IFS Policy Manual
COMP-202: Code of Ethics for Personal Securities Trading
November 1, 2013

STANDARDS

1. COVERED PERSONNEL shall not make, participate in, or engage in any act, practice or course of conduct that would in any way conflict with the interests of a managed IFS account or breach any applicable federal or state regulation.

2.   Affiliate Entity Relationships.

     a. COVERED PERSONNEL who are also employees of other Wells Fargo affiliated entities, or act on behalf of other Wells Fargo affiliated entities (e.g., Wells Capital Management) shall comply with the requirements of this policy.

     b. The implementation of any affiliates' policy in lieu of IFS policy is not permitted. Where there is conflict, or the potential for conflict, IFS or Abbot Downing Compliance, as applicable, shall be consulted.

3. NEW INVESTMENT AND INVESTMENT RESEARCH PERSONNEL. Newly deemed INVESTMENT and INVESTMENT RESEARCH PERSONNEL, including new team members and current team members whose status has changed, shall submit an initial holdings report within 10 calendar-days of becoming INVESTMENT or INVESTMENT RESEARCH PERSONNEL.

4. QUARTERLY REPORTING: COVERED PERSONNEL shall provide the following within 30 calendar-days of quarter end, as indicated:

---------------------------------------------------------------------------------------------------------
                                                                                                INVESTMENT
                                                                                    INVESTMENT  RESEARCH
                   ACTIVITY                              NON-INVESTMENT PERSONNEL   PERSONNEL   PERSONNEL
---------------------------------------------------------------------------------------------------------
                                                       IF cumulative trading across
                                                       all the Team Member's
Report REPORTABLE SECURITIES trasactions.*             REPORTABLE ACCOUNTS for the  Required    Required
                                                       quarter exceeds $10,000 (no
                                                       netting).
---------------------------------------------------------------------------------------------------------
Disclose REPORTABLE ACCOUNTS.*                         Required                     Required    Required
---------------------------------------------------------------------------------------------------------
Provide statements for REPORTABLE ACCOUNTS.*           N/A                          Required    Required
---------------------------------------------------------------------------------------------------------
Submit annual holdings report.+                        N/A                          Required    Required
---------------------------------------------------------------------------------------------------------
Certify the following are accurately disclosed:
---------------------------------------------------------------------------------------------------------
  o  CODE OF ETHICS EXCEPTIONS UNDER WBR               Required                     Required   Required
---------------------------------------------------------------------------------------------------------
  o  REPORTABLE ACCOUNTS                               Required                     Required   Required
---------------------------------------------------------------------------------------------------------
  o  REPORTABLE SECURITIES transactions                Required                     Required   Required
---------------------------------------------------------------------------------------------------------
  o  REPORTABLE SECURITIES holdings                    N/A                          Required   Required
---------------------------------------------------------------------------------------------------------
Certify that responsibilities pursuant to this         Required                     Required   Required
Policy have been read and are understood.
---------------------------------------------------------------------------------------------------------

* Automatic investment plan accounts and transactions do not require disclosure or reporting.

+ If 4(th) quarter REPORTABLE ACCOUNT statement is already provided additional annual holdings report is not required.

5. TRADING RESTRICTIONS. COVERED PERSONNEL shall adhere to the below trading activity restrictions, as follows:


                               INTERNAL USE ONLY
                                     - 2 -

IFS Policy Manual
COMP-202: Code of Ethics for Personal Securities Trading
November 1, 2013

------------------------------------------------------------------------------------------------------------------
                                          NON-
            ACTIVITY                   INVESTMENT    INVESTMENT PERSONNEL         INVESTMENT RESEARCH PERSONNEL
                                       PERSONNEL
------------------------------------------------------------------------------------------------------------------
                                                                                Subject to BLACKOUT PERIOD of:
                                                                                o  7 calendar-days after any research
                                                      Subject to BLACKOUT          report has been issued
RESTRICTED SECURITIES Trading                        PERIOD of 7 calendar-                 AND
(see also Standard 6)                     N/A           days after any          o  30 calendar-days PRIOR to any
                                                     research report has           research report issued where
                                                        been issued.               responsible for research on the
                                                                                   company (gains made shall be
                                                                                   forfeited).
------------------------------------------------------------------------------------------------------------------
REPORTABLE SECURITIES Trading             N/A          Should pre-clear                   Should pre-clear
(see also Standard 6)
------------------------------------------------------------------------------------------------------------------
                                    Prohibited from
                                    profiting from.     Prohibited from
SHORT TERM TRADING* of               (Gains made        profiting from.           Prohibited from profiting from.
REPORTABLE SECURITIES                  shall be      (Gains made shall be        (Gains made shall be forfeited.)
                                      forfeited.)         forfeited.)
------------------------------------------------------------------------------------------------------------------
Initial Public Offering (IPO)         Compliance         Compliance pre-
            AND                      pre-approval       approval required.       Compliance pre-approval required.
Limited Offering participation         required.
------------------------------------------------------------------------------------------------------------------
EXCESSIVE TRADING
-------------------------------------
LATE TRADING
-------------------------------------
MARKET TIMING                                                     Prohibited
-------------------------------------
SAME DAY TRADING
-------------------------------------
WFC DERIVATIVES TRADING
------------------------------------------------------------------------------------------------------------------

* The purchase and sale, or sale and purchase of the same security, or derivative thereof, within 10 calendar-days for a profit.

6. TRADE PRE-CLEARANCE: INVESTMENT & INVESTMENT RESEARCH PERSONNEL should pre-clear all REPORTABLE SECURITIES trades prior to placing the transaction to ensure they do not trade a RESTRICTED SECURITY during the respective BLACKOUT PERIOD. Trades shall be placed on the same day that trade pre-clearance is received.

     a. Trade pre-clearance does not capture instances of SAME DAY TRADING; INVESTMENT and INVESTMENT RESEARCH PERSONNEL are responsible for ensuring SAME DAY TRADING in a client account does not occur.

     b. Trade pre-clearance of Wells Fargo & Company (WFC) stock is not required. (Note: trading derivatives of WFC, e.g., options, is prohibited; see Standard 5, WFC DERIVATIVE SECURITY TRADING.)

7. Insider Information. No security transaction shall be undertaken on the basis of INSIDE INFORMATION. See COMP-209: INSIDER INFORMATION for addition information.

8. Failure to comply with this Policy, by any team member to whom it is applicable, may adversely affect compensation opportunities or lead to termination of employment. Please contact your manager or IFS Risk Management for specifics.

--------------------------------------------------------------------------------
Initial Effective Date:   September 1, 1999



                               INTERNAL USE ONLY
                                     - 3 -

IFS Policy Manual
COMP-202: Code of Ethics for Personal Securities Trading
November 1, 2013


Revision Date:  July 1, 2000; October 1, 2001; January 30, 2004; November 1,
                2004; March 15, 2006; October 1, 2006; January 1, 2010;
                November 1, 2013

REGULATORY REFERENCE:   12 CFR 12.7 Recordkeeping and Confirmation Requirements
                        for Securities Transactions
                        12 CFR 9.5 Fiduciary Activities of National Banks
                        Uniform Trust Code, Sec 802, Duty of Loyalty

RELATED DOCUMENTS:      APPENDIX A: TERMS AND DEFINITIONS
                        APPENDIX B: QUICK-GUIDE TO PST REPORTING REQUIREMENTS

RELATED POLICIES:       COMP-209: INSIDER INFORMATION
                        CORPORATE RISK MANAGEMENT ACCOUNTABILITY POLICY
                        CORPORATE CODE OF ETHICS AND BUSINESS CONDUCT POLICIES
                        AND GUIDELINES

RELATED PROCEDURE:      COMP-P202: CODE OF ETHICS FOR PERSONAL SECURITIES
                        TRADING


























                               INTERNAL USE ONLY
                                     - 4 -

                             FOR INTERNAL USE ONLY

                                                            IFS Procedure Manual

            COMP-P202 CODE OF ETHICS FOR PERSONAL SECURITIES TRADING

                                                       Revised: November 1, 2013
--------------------------------------------------------------------------------

OVERVIEW

Regulations 9.5 and 12.7 govern fiduciary activities of national banks, reporting requirements, and adoption of a written code of ethics containing provisions reasonably necessary to prevent self dealing and conflict of interest, or use of inside information.

It is the obligation of IFS, and certain other, team members to ensure that all personal securities transactions be conducted in a manner consistent with this procedure and policy COMP-202: CODE OF ETHICS FOR PERSONAL SECURITIES TRADING. Team members with securities license(s) or who are also employees of other Wells Fargo affiliated entities, or act on behalf of other Wells Fargo affiliated entities are further subject to the policies and procedures set forth by their associated broker dealer; however, the implementation of any affiliates' policies or procedures in lieu of these IFS procedures is not permitted.

Information filed with Compliance, pursuant to these procedures, shall be kept confidential, provided that such information is subject to review by appropriate Senior Management, Wells Fargo Audit Services and/or legal counsel where deemed necessary. Such information may also be provided to external Federal or State regulators, agencies, auditors and/or agents acting on their behalf and pursuant to the requesting agency's authority.

TABLE OF CONTENTS

DEFINITIONS .................................................................  2
ACCESS ......................................................................  2
A.  Access to iTrade ........................................................  2
REPORTING ...................................................................  2
B.  New COVERED PERSONNEL ...................................................  2
C.  Leave and PTO ...........................................................  3
D.  Quarterly Certifications ................................................  3
E.  REPORTABLE ACCOUNTS .....................................................  4
F.  Employee Transactions ...................................................  4
G.  Code of Ethics Exceptions (WBR) .........................................  5
PERSONAL TRADING ............................................................  5
H.  Pre-Transaction Review ..................................................  6
I.  Trade Pre-Clearance .....................................................  6
INSIDER INFORMATION .........................................................  8
J.  Insider Trading .........................................................  8
FAILURE TO COMPLY ...........................................................  8
K.  Forfeiture of Profits ...................................................  8
L.  Violations ..............................................................  8
REFERENCES ..................................................................  8

DEFINITIONS

This procedure should be read in conjunction with COMP-202, DEFINITIONS:
APPENDIX A, which includes additional definitions and explanations of ITALICIZED terms throughout this procedure.

COVERED PERSONNEL: All IFS team members, and certain non-IFS team members, dependent on their systems access. Covered Personnel are further categorized as follows:

     o NON-INVESTMENT PERSONNEL: Do not make investment decisions for managed accounts and do not have access to trading systems. This typically includes Trust Associates, Trust Administrators, Trust & Fiduciary Specialist, Wealth Advisors, etc.

     o INVESTMENT PERSONNEL: Are involved with the investment management of managed accounts and have access to trading systems and investment research information. This typically includes Investment Associates, Investment Strategists, Investment Specialists, PSG/MDS Managers, Traders, etc.

     o INVESTMENT RESEARCH PERSONNEL: Are directly involved in investment research groups or functions. This typically includes Research Analysts.

PROCESS

ACCESS

A.   ACCESS TO ITRADE

     iTrade is the system of record for personal securities trading pre-clearance, reporting and certifications. iTrade is only accessible via the Wells Fargo intranet; access via a personal computer is not permitted.

     1. To access click ITRADE or type http://10.91.213.233/itrade3/WebApps/ LoginHome/Login.aspx into your browser.

     2. Login should be automatic, no password necessary. If you are unable to access iTrade via the Wells Fargo intranet contact WMPST@wellsfargo.com for assistance. (Access via a personal computer is not permitted.)

REPORTING

B.   NEW COVERED PERSONNEL

     1.   Initial Alert Communication.

          New team members and team members whose status has changed will receive an initial communication from Compliance regarding what your COVERED PERSONNEL status is, i.e., NON-INVESTMENT, INVESTMENT, or INVESTMENT RESEARCH PERSONNEL.

     2.   Initial Holdings Report Submission.

          New INVESTMENT and INVESTMENT RESEARCH PERSONNEL must submit an initial holdings report for all REPORTABLE ACCOUNTS to Compliance WITHIN 10 CALENDAR-DAYS of being deemed INVESTMENT or INVESTMENT RESEARCH PERSONNEL.

          a) Ensure that the report includes, at minimum: i) information current as of a date no more than 45 DAYS PRIOR to the date of becoming INVESTMENT or INVESTMENT RESEARCH PERSONNEL; ii) name, number of shares, and principal amount of each security; and iii) name of the institution where the account is maintained.

          b) Submit your holdings report(s) to WMPST@wellsfargo.com. If email is not available, a hard copy report may be submitted via MAC-mail to: MAC-A0112-063.

     3.   Initial Certifications.


                             FOR INTERNAL USE ONLY
                                  Page 2 of 9

          Upon accessing iTrade for the first time you will be prompted to complete your initial certifications.

          a) Initial Holdings Certification. You are required to certify that you have submitted your initial holdings report per B.2 above. Once submitted, click "Certify Now."

          b) Initial Brokerage Accounts Certification. You are required to provide information on all REPORTABLE ACCOUNT that you have BENEFICIAL INTEREST in or BENEFICIAL INFLUENCE over. If all REPORTABLE ACCOUNT information is complete and accurate, click "Certify Now." If additional information is needed, see Section
               E: REPORTABLE ACCOUNTS.

          c) COMP-202 Code of Ethics Certification. Review and click "Certify Now."

     4.   Initial Transaction Reporting.

          New COVERED PERSONNEL must enter any transactions/confirms from the time your status changed to the next certification period. See F.3. for instructions on adding transactions/confirms.

C.   LEAVE AND PTO

     1. COVERED PERSONNEL must complete the quarterly certifications, per Section D, within 10 calendar- days of returning from leave or PTO.

     2. COVERED PERSONNEL should inform Compliance of upcoming leave or PTO that may prevent you from certifying within the 30-day certification periods in January, April, July, and October.

          Best practice: Prior to leave or PTO ensure your transactions/confirms, accounts and statements are all reported within iTrade and set a reminder to complete your certifications within 10 calendar-days of returning.

D.   QUARTERLY CERTIFICATIONS

     All COVERED PERSONNEL must complete the required certifications on the iTrade system within 30 calendar-days after quarter-end.

     Best Practice: Set a reminder to complete your certifications within 30 days after quarter end. Although, compliance sends reminders, completion of required certifications is the team member's responsibility.

     1.   Access iTrade.

          a)   iTrade automatically prompts you for certifications due.

     2.   Click on each "Certify Now" hyperlink to complete your certifications.

          a) Brokerage Account Certification: for all REPORTABLE ACCOUNTS, certify if information is complete and accurate. If additional information is needed, see Section E: REPORTABLE ACCOUNTS.

          b) Employee Transactions Certification: Certify if information is complete and accurate. If additional information is needed, see Section F: Employee Transactions.

          c) COMP-202 Code of Ethics Certification: you must and certify that you understand your responsibilities under COMP-202. Questions pertaining to COMP-202 should be sent to WMPST@wellsfargo.com.

          d) Code of Ethics Exceptions (WBR) Certification: you must certify that you have disclosed or requested applicable Code of Ethics exceptions from WBR. See section G: Code of Ethics Exceptions
               (WBR).

          e)   Annual Holdings Report and Certification (4(th) quarter only):
               INVESTMENT and INVESTMENT RESEARCH PERSONNEL must submit a year-end holdings statement for each REPORTABLE ACCOUNT maintained within 30-days following the previous calendar year and certify that such holdings are accurate.

               Note: if your statements come from a DESIGNATED BROKER (Charles Schwab, E*Trade, TD Ameritrade, or WFA) or your 4th quarter REPORTABLE ACCOUNT statement is already provided, an additional annual holdings report IS NOT REQUIRED.


                             FOR INTERNAL USE ONLY
                                  Page 3 of 9

               Best Practice: Set a reminder to provide your year-end holdings statement by January 15th of the following year, if not received, contact the company and request a duplicate.

E.   REPORTABLE ACCOUNTS

     1.   Duplicate Statements.

          NON-INVESTMENT PERSONNEL skip to E.2, (duplicate statements not required).

          INVESTMENT and INVESTMENT RESEARCH PERSONNEL are responsible for ensuring that Compliance receives duplicate copies of statements and confirms for REPORTABLE ACCOUNTS.

          Note: Skip to E.2. if your account is held at Charles Schwab, E*Trade, TD Ameritrade, or WFA, (a DESIGNATED BROKER).Duplicate statements are automatically received from these firms.

          a)   Duplicate Account Statement request.

               i. If the firm is NOT a DESIGNATED BROKER, complete and submit the DUPLICATE ACCOUNT STATEMENT REQUEST FORM.

               ii. To access, click DUPLICATE ACCOUNT STATEMENT REQUEST FORM or request a copy from WMPST@wellsfargo.com.

               iii. The original copy of the Form should be sent to the
                    addressed firm.

               iv. A duplicate copy of the Form should be forwarded to WMPST@wellsfargo.com.

     2.   Add a REPORTABLE ACCOUNT to iTrade.

          COVERED PERSONNEL must include information for all REPORTABLE ACCOUNTS within iTrade, i.e., accounts that you have BENEFICIAL INTEREST in or BENEFICIAL INFLUENCE over.

          a)   Access iTrade.

          b) Click on "Add Brokerage Accounts" in the upper left of the table or in the top navigation bar;

          c) If the account is managed or co-managed, add that information via the notes field.

               i. If an account is fully managed: team member must request a letter from the firm confirming the managed status, verifying the team member has no investment authority on the account.

               ii.  Forward the letter to WMPST@wellsfargo.com or MAC
                    A0112-063.

          d) Enter account number and name (e.g., 12345678, John Doe, Rollover IRA);

          e) Select a firm from the drop down menu and enter your hire date or the account open date, whichever is most recent.

          f)   Preview and submit if accurate.

               Best Practice: Always verify account information is accurate on the preview page prior to submitting as iTrade does not allow changes to account information after submission. Contact WMPST@wellsfargo.com to make changes to account information.

     3.   To close a REPORTABLE ACCOUNT:

          a)   Access iTrade.

          b)   Click the "close" hyperlink.

          c) If the default date is not correct, e-mail WMPST@wellsfargo.com to have it updated.

     4. Certify once your list of REPORTABLE ACCOUNTS is complete and accurate.


                             FOR INTERNAL USE ONLY
                                  Page 4 of 9

F.   EMPLOYEE TRANSACTIONS

     1. COVERED PERSONNEL must report all REPORTABLE SECURITIES trades within 30 calendar-days of quarter end as follows:

------------------------------------------------------------------------------------------------
                                                                        INVESTMENT RESEARCH
NON-INVESTMENT PERSONNEL                    INVESTMENT PERSONNEL        PERSONNEL
------------------------------------------------------------------------------------------------
IF
the total cumulative trading of             o  Report all REPORTABLE    o  Report all REPORTABLE
REPORTABLE SECURITIES trades across all        SECURITIES TRADES.          SECURITIES TRADES.
REPORTABLE ACCOUNTS for the quarter (no
netting) exceeds $10,000.                   o  Provide quarterly        o  Provide quarterly
                                               statements for all          statements for all
If not, complete the "No Transactions"         REPORTABLE ACCOUNTS.        REPORTABLE ACCOUNTS.
report.
------------------------------------------------------------------------------------------------

     2.   Transaction reporting shall contain the following information:

          a) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and principal amount of each REPORTABLE SECURITY;

          b) The nature of the transaction, i.e., purchase, sale, or any other type of acquisition or disposition;

          c)   The price at which the transaction was effected; and

          d) The name of the institution and number of the account the transaction was affected in.

     3.   To add Transaction/Confirm:

          a)   Access iTrade.

          b) Click on "Add Transactions" in the upper left (or mouse over "Confirms" in the top navigation bar and click on "Submit Confirms");

          c)   Change the defaulted Confirm Date to the accurate trade date;

          d)   Enter ticker, click on "Lookup" then the cusip hyperlink;

          e)   Select Transaction Type and Account;

          f) Enter Price (per share), and Quantity (number of shares or contract size);

          g)   Click preview and submit when accurate.

     4. After you enter all REPORTABLE SECURITIES trades for the quarter, click "Certify Now" to complete the certification.

G.   CODE OF ETHICS EXCEPTIONS (WBR)

     1. COVERED PERSONNEL must certify they have disclosed or requested Code of Ethics exceptions as applicable under WBR for: outside business and employment activities; civic activities; fiduciary activities, wills, trusts and estates; political activities; acceptance of gifts or activities from customers or vendors; or any other Code of Ethics exception requests.

     2. If you have exceptions to request, click: CODE OF ETHICS DISCLOSURE REQUEST or type HTTP://hr.hcfg.homestead.wellsfargo.com/code_ exception_request/coeform.cfm into you browser and follow the instructions.

     3. Certify once all applicable exceptions have been requested or if you have no exceptions to request.



                             FOR INTERNAL USE ONLY
                                  Page 5 of 9

PERSONAL TRADING

H.   PRE-TRANSACTION REVIEW

     1. Prior to placing a personal securities trade COVERED PERSONNEL must determine that:

          a) The trade does not present a conflict, in any way, with the interests of an assigned or associated client account or breach any applicable federal or state regulation.

          b)   The trade is not based on INSIDER INFORMATION.

     2. COVERED PERSONNEL must further determine that the following restrictions and additional processes, as indicated, are adhered to prior to placing a personal securities trade:

-----------------------------------------------------------------------------------------------------------
                         Non-Investment        Investment            Investment Research Personnel
ACTIVITY                 Personnel             Personnel
-----------------------------------------------------------------------------------------------------------
EXCESSIVE TRADING        Prohibited            Prohibited            Prohibited
-----------------------------------------------------------------------------------------------------------
FRONT-RUNNING            Prohibited            Prohibited            Prohibited
-----------------------------------------------------------------------------------------------------------
Initial Public Offering  Compliance pre-       Compliance pre-
participation            approval required,    approval required,
AND                      with transaction      with transaction      Compliance pre-approval required,
Limited Offering         completed per         completed per         with transaction completed per
participation            approval              approval              approval parameters.
                         parameters.           parameters.
-----------------------------------------------------------------------------------------------------------
LATE TRADING             Prohibited            Prohibited            Prohibited
-----------------------------------------------------------------------------------------------------------
MARKET TIMING            Prohibited            Prohibited            Prohibited
-----------------------------------------------------------------------------------------------------------
REPORTABLE SECURITIES    No Preclearance       Should pre-clear      Should pre-clear
Trading                                        (See, Section I)      (See, Section I)
-----------------------------------------------------------------------------------------------------------
                                                                     Subject to BLACKOUT PERIOD of:
                                               Subject to BLACKOUT   o  7 calendar-days after any research
                                               PERIOD of 7              report has been issued.
RESTRICTED SECURITIES                          calendar-days after                  AND
Trading                  N/A                   any research          0  30 calendar-days PRIOR to any
                                               report has been          research report issued where
                                               issued.                  responsible for research on the
                                                                        company. (Gains made shall be
                                                                        forfeited.)
-----------------------------------------------------------------------------------------------------------
SAME DAY TRADING         Prohibited            Prohibited            Prohibited
-----------------------------------------------------------------------------------------------------------
                         Prohibited from       Prohibited from
SHORT TERM TRADING of    profiting from.       profiting from.       Prohibited from profiting from. (Gains
REPORTABLE SECURITIES*   (Gains made shall     (Gains made shall     made shall be forfeited.)
                         be forfeited.)        be forfeited.)
-----------------------------------------------------------------------------------------------------------
WFC DERIVATIVES
TRADING                  Prohibited            Prohibited            Prohibited
-----------------------------------------------------------------------------------------------------------

* Purchase and sale, or sale and purchase of the same security, or derivative thereof, within 10 calendar-days for a profit.

I.   TRADE PRE-CLEARANCE

     Applicable only to INVESTMENT and INVESTMENT RESEARCH PERSONNEL. NON-INVESTMENT PERSONNEL do not need to pre-clear their personal securities trades after completing Section H.

     1. Once the pre-transaction review pre Section H has been completed, INVESTMENT and INVESTMENT RESEARCH PERSONNEL should pre-clear all personal REPORTABLE SECURITIES transactions prior to placing the trade to ensure they do not incur a violation by trading a RESTRICTED SECURITY.

          The current RESTRICTED SECURITIES list is located on the PERSONAL SECURITIES TRANSACTIONS WealthNet page.

     2.   Submitting a Pre-Clearance Request.



                             FOR INTERNAL USE ONLY
                                  Page 6 of 9

          a)   Access iTrade.

          b) Mouse over "Request" in the top navigation bar and click on "Submit Request;"

          c)   Enter Ticker, click on "Lookup," then the cusip hyperlink;

          d) Select Transaction Type and Account and enter Quantity (number of shares or contract size);

          e)   Preview;

          f)   Submit when accurate.

          g) Approved or Denied. You will receive an instant response regarding approval or denial of your pre-clearance request.

     3.   Denied Trade Pre-clearance Response.

          If a denied response is received the personal securities trade may not be placed; doing so may incur a violation.

          a) Abbot Downing pre-clearance exception: Abbot Downing team members who receive a denied response may request further review from Abbot Downing Compliance for an exception.

               i.   Requests for review should be sent to:

                    (a)  Marie.Hemmesch@abbotdowning.com

                    (b)  Amanda.Juelson@abbotdowning.com

               ii. Abbot Downing Compliance approval for the exception should be received prior to placing the personal securities trade.

     4.   Approved Trade Pre-clearance Response.

          Once your personal securities trade has been approved:

          a) The trade must be placed on the SAME CALENDAR-DAY approval is received. The pre-clearance request should be resubmitted when the trade is not placed on the same calendar-day.

          b) Further PST-restriction review: If you do not place your trade immediately, you must ensure that no further PST-restriction on the security has been communicated from the time approval was received to the time the trade is placed.

               i. If further PST-restriction is communicated prior to placing your trade, APPROVAL IS VOIDED and the team member could incur a violation if traded.

               ii. The pre-clearance request may be resubmitted once the BLACKOUT PERIOD for the security has ended.

          c) Ensure SAME DAY TRADING does not occur. Trade pre-clearance screens for RESTRICTED SECURITIES only, not for instances of SAME DAY TRADING, including those clients' trades that were entered after market hours the previous day.

               Best Practice: Place personal securities transactions after processing all client trades for the day or as close to the end of the day as possible, to minimize the possibility of SAME DAY TRADING and a possible violation.

     5. Manual pre-clearance may be requested from Compliance only when iTrade access is not available. Compliance cannot guarantee a same-day response to a manual request.

          Best practice: If you are aware of circumstances that may warrant manual pre-clearance reach out to Compliance as far in advance as possible to address.

          a) Email WMPST@wellsfargo.com. Including the below at minimum, if information is missing the request will be denied.

               i.   Ticker/Cusip, name of security, type of security;

               ii.  Transaction type, e.g., buy/sell;


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               iii. Last 4 digits only of the account the transaction will take place in;

               iv.  Quantity (number of shares or contract size); and

               v. Additional information you feel is pertinent to the security transaction.

          b) An approval/denial will be forwarded to the team member. Compliance approval should be received prior to placing the trade. See I.3-4 above for Approved/Denied Response procedures.

INSIDER INFORMATION

J.   INSIDER TRADING

     1. Trading on INSIDE INFORMATION is illegal. Refer to COMP-209: INSIDER INFORMATION.

     2. COVERED PERSONNEL are required to report the knowledge of (not the specifics) potential inside information to IFS Compliance.

          a)   Email WMPST@wellsfargo.com:

               i.   Subject line: "Information Notification"

               ii. Body of Email: INCLUDE ONLY YOUR CONTACT INFORMATION, a Compliance team member will contact you in return. DO NOT include the name of the company or any specifics of the information received.

FAILURE TO COMPLY

Failure to comply with these procedures or COMP-202, by any team member to whom they are applicable, may adversely affect compensation opportunities or lead to termination of employment. Contact your manager or IFS/AD Risk Management, as applicable, for specifics.

K.   FORFEITURE OF PROFITS

     For purposes of forfeiture, profit recognition is based upon last in, first out (LIFO): the difference between the most recent purchase and sale prices for the most recent transactions. The disposition of any forfeited profits will be at the discretion of Wells Fargo, and the team member will be responsible for any tax and related costs.

L.   VIOLATIONS

     1. Compliance will contact the COVERED PERSONNEL if a possible violation has occurred.

     2. COVERED PERSONNEL must respond to Compliance within 14 business-days with pertinent details of the potential violation for further review by Compliance. Failure to respond to Compliance will result in escalation to Senior Management.

     3. COVERED PERSONNEL are not required to participate in a determination of whether they have committed a violation or discuss the imposition of any sanction against them.

     4. Senior Management and the affected team members shall be notified regarding further disciplinary action warranted for violations under these procedures or COMP-202.


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Initial Effective Date:  November 1, 2004
Revision Date:           October 1, 2006; November, 1, 2013



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REFERENCES

     o    COMP-202: CODE OF ETHICS FOR PERSONAL SECURITIES TRADING

     o    COMP-202: APPENDIX A: DEFINITIONS OF COE TERMS

     o    COMP-202: APPENDIX B: QUICK GUIDE TO COE REPORTING REQUIREMENTS

     o    CODE OF ETHICS & BUSINESS CONDUCT in the Team Member Handbook

     o    COMP-209: INSIDER INFORMATION

     o    DUPLICATE ACCOUNT STATEMENT REQUEST FORM

     o    PERSONAL SECURITIES TRANSACTIONS (PST) WealthNet homepage

REGULATORY REFERENCES

     o 12 CFR 12.7 Recordkeeping and Confirmation Requirements for Securities Transactions

     o    12 CFR 9.5 Fiduciary Activities of National Banks

     o    Uniform Trust Code -- Sec 802, Duty of Loyalty























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IFS Policy Manual
Appendix A: Definitions
November 1, 2013

                                                               Wealth Management
                                                               IFS Policy Manual

COMP-202: CODE OF ETHICS FOR PERSONAL SECURITIES TRADING

APPENDIX A: DEFINITIONS

                                                     Effective: November 1, 2013
--------------------------------------------------------------------------------

Terms defined throughout this Appendix that are referenced in other definitions herein have been ITALICIZED for reference.

BENEFICIAL INTEREST (IN AN ACCOUNT): Where a team member, spouse, dependent, or immediate family member sharing the same household has the opportunity, directly or indirectly, to profit or share in any profit derived from an account.

BENEFICIAL INFLUENCE (OVER AN ACCOUNT): Where a team member, spouse, dependent, or immediate family member sharing the same household has influence over investment decisions for an account.

BLACKOUT PERIOD: Time period during which a RESTRICTED SECURITY may not be traded in a personal account, pursuant to a team member's COVERED PERSONNEL defined status.

     o    NON-INVESTMENT: not applicable.

     o INVESTMENT PERSONNEL: 7 calendar-days after any research report has been issued.

     o    INVESTMENT RESEARCH PERSONNEL:

          --   7 calendar-days after any research report has been issued.

          --   30 calendar-days PRIOR to initiation of research on a company.

COVERED PERSONNEL: All IFS team members, and certain non-IFS team members, dependent on their systems access. Covered Personnel are further categorized below, dependent on systems access, job duties and functions. Where a team member is categorized as both Investment Personnel and Investment Research Personnel, they shall be considered Investment Research Personnel.

     o NON-INVESTMENT PERSONNEL: Do not make investment decisions for managed accounts. May have access to view managed accounts on SEI but do not have access to trading systems. This typically includes Trust Associates, Trust Administrators, Trust & Fiduciary Specialist, Wealth Advisors, etc.

     o INVESTMENT PERSONNEL: Are involved with the investment management of managed accounts. Have access to trading systems and investment research information. This typically includes Investment Associates, Investment Strategists, Investment Specialists, PSG/MDS Managers, Traders, etc.

     o INVESTMENT RESEARCH PERSONNEL: Are directly involved in investment research groups or functions. This typically includes Research Analysts.

DESIGNATED BROKER FEED: Brokerage and securities firms from which Compliance receives a direct feed of employee transactions. Firms include: Charles Schwab, E*Trade, TD Ameritrade, and Wells Fargo Advisors.

EXCESSIVE TRADING: Personal trading at an excessive level that interferes or gives the perception of interference with a team member's ability to fulfill their job responsibilities at the expected performance level. For example, short -term trading, trading in naked options, or other types of speculative trading could produce excessive trading situations.

FRONT-RUNNING: The misuse of proprietary trading information to trade for one's personal account(s) in advance of, or to the detriment of, client accounts. Front-running does not require trading of the same securities as clients; trading in personal accounts based on proprietary research and then NOT trading for clients shall be deemed functionally equivalent.

INSIDE (NON-PUBLIC) INFORMATION: Any information about a business organization that is not generally available to or known by the public, a.k.a. non-public information. Inside and non-public information is considered "material" if


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

IFS Policy Manual
Appendix A: Definitions
November 1, 2013

there is a likelihood that it would be considered important in making a decision to buy or sell a company's securities; examples of material inside and non-public information include, but are not limited to: earnings, or financial results, before publicly disclosed; dividend increases or decreases; changes in previously released earnings estimates; significant gains or losses; significant expansion or curtailment of operations; significant merger or acquisition proposals or agreements; significant purchase or sale of assets; significant new products or discoveries; significant borrowing; major litigation; new debt or equity offerings; liquidity problems; or significant management changes.

INSIDER TRADING: The buying or selling of a security while in possession of INSIDE (NON-PUBLIC) INFORMATION. Insider trading is illegal.

LATE TRADING: When open-end mutual fund trades are executed at a price which is as of a time or date that occurred before the order was placed. The Investment Company Act of 1940, Rule 22c-1 requires that any order submitted for the purchase or sale of an open-end mutual fund be executed at the NAV next calculated after the order was placed. Late trading is illegal.

MARKET TIMING: Repeated round trip trading, i.e., buy, sell, re-buy, in an open-ended mutual fund such that the investor is able to gain undue advantage because of timing differentials between market close and the pricing of the mutual fund, or such that the fund becomes disadvantaged because it has to maintain additional liquidity to accommodate large swings in capital activity. Each fund is affected differently by capital activity; therefore, each fund family individually defines the level and duration of round trips that constitutes market timing, and any redemption fees associated with market timing, for each fund. Market timing can be harmful to a mutual fund's long-term shareholders and is not a permissible strategy for managed accounts.

NON-REPORTABLE SECURITIES: Direct obligations of the U.S. Government; open-end mutual funds; non-financial commodities futures; open-end ETFs and open-end ETNs. (See also REPORTABLE SECURITIES.)

REPORTABLE ACCOUNTS: Typically any account used to hold and transact securities which the team member, spouse or a dependent has a BENEFICIAL INTEREST or BENEFICIAL INFLUENCE over.

Examples of reportable and non-reportable accounts follow; however, this is not an all inclusive list, where there is any question as to the reportable nature of an account the team member shall consult with IFS or Abbot Downing Compliance, as applicable.

Reportable Account Example:

     o Managed Account: An account where the team member has signed a management agreement to have a third party money manager/investment advisor direct the investment decisions for the account and the team member has no control of the trading in the account.

     o Any accounts where the team member has a BENEFICIAL INTEREST in or INFLUENCE over the account.

Non-reportable Account Examples:

     o Automatic Investment Plans (including dividend reinvestment plans) in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.

     o 401(k) and 403(b) Plans: Plans with investment options limited to open-end mutual funds, ETNs, REITs and collective investment funds are not considered reportable, includes Wells Fargo 401(k) plans. However, if the 401(k) plan permits investing in other types of securities, e.g., WFC stock then the plan may be reportable.

     o    529 Plans.

REPORTABLE SECURITIES: Equities; bonds; closed-end mutual funds, ETFs and ETNs; alternative investments; private placements; REITs; UITs; options and other derivative securities; futures contracts (excluding non-financial commodities futures ); and all obligations of WFC. (Note: reporting is not required for direct obligations of the U.S. government; open-end Mutual Funds, ETFs and ETNs; or non-financial commodities futures.) (See also NON-REPORTABLE SECURITIES.)


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IFS Policy Manual
Appendix A: Definitions
November 1, 2013


RESTRICTED SECURITIES: Any security of a company, including equity, fixed income and derivatives thereof, that IFS has initiated coverage on, issued a change in rating or outlook, or is part of a Wealth Management Investment Research Group or MDS planned model modification.

SAME DAY TRADING: Trading of a REPORTABLE SECURITY in team member's personal account on the same day as such REPORTABLE SECURITY is traded in a client's account for which the team member is assigned, including those clients' trades that were entered after market hours the previous day. (Same day trading does not include dividend reinvestment programs, direct stock purchase plans, or investment decisions made by an unrelated third-party.)

SHORT TERM TRADING: The purchase and sale, or sale and purchase of the same security or equivalent (derivative) security within 10 calendar-days for a profit. Any profits recognized from short-term trading must be forfeited. For purposes of forfeit, profit recognition is based upon the difference between the most recent purchase and sale prices for the most recent transactions (last in, first out). Ten day transactions in securities that are exempt from preclearance and trades of funds held within the Wells Fargo 401(k) will not be subject to forfeit. The disposition of any forfeit profits will be at the discretion of Wells Fargo, and the team member will be responsible for any tax and related costs.

WFC DERIVATIVE SECURITY TRADING: The purchase or sale of a WFC derivative security, including but not limited to, any security that can be converted into or exchanged for any WFC security, or any option, warrant, put, call, futures contract, or other similar instrument, (except as a part of a Wells Fargo compensation and benefits program).

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Initial Effective Date:  November 1, 2013


























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